UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

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SURFECT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	33-132597	88-0513176
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1800 West Broadway Road, Tempe, Arizona, 85282
(Address of Principal Executive Office) (Zip Code)

(480) 968-2897
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Item 3.02.  Unregistered Sale of Equity Securities

On July 31, 2008, Surfect Holdings, Inc. (the “Company”) entered into an agreement with two investment funds raising $400,000 in gross proceeds from the sale of 8,000,000 shares of common stock at $0.05 per share. Mr. Mark T. Cox, a director of the Company, is chief executive officer of both of the funds and has sole voting and investment power over shares held by them. He disclaims beneficial ownership of the shares owned by them.

Through the date of this Report, the Company has received an additional $200,000 in gross proceeds from the sale of shares of common stock at $0.05 per share. The Company is seeking to raise at least $2,100,000 on a best efforts basis including the proceeds received to date.

The common stock was offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURFECT HOLDINGS, INC.

By:	/s/ Anthony M. Maffia, Jr.
Anthony M. Maffia, Jr. Chief Financial Officer

Date: August 6, 2008